UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Future Vision II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42273	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Xiandai Tongxin Building

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

(Address of principal executive offices, including zip code)

+ (86) 136 0300 0540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire 1/10th of one Ordinary Share	FVNNU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	FVN	The Nasdaq Stock Market LLC
Rights included as part of the Units	FVNNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 21, 2026, Future Vision II Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”) at 10:00 a.m. Beijing Time at the offices of the Company located at Xiandai Tongxin Building, 201 Xin Jinqiao Road, Rm 302, Pudong New District, Shanghai, China.

As of July 24, 2026, the record date for the Meeting, there were 7,554,000 ordinary shares of the Company issued and outstanding and entitled to vote. At the Meeting, there were 5,918,662 ordinary shares present in person or represented by proxy, representing approximately 78% of the total outstanding ordinary shares entitled to vote, which constituted a quorum to conduct business.

The shareholders of the Company considered and voted on the following proposals, which were described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 7, 2026. The final voting results for each proposal are set forth below:

Proposal 1: Adoption of Amended and Restated MAOA Proposal

The shareholders approved by special resolution the proposal to amend and restate the Company’s Memorandum and Articles of Association (the “Amended and Restated MAOA”) to provide that the Company must (i) consummate an initial business combination, or (ii) cease its operations except for the purpose of winding up and redeem 100% of the public shares, by September 13, 2026, and to permit the Board of Directors to extend the date to consummate a business combination up to twelve (12) times, each by an additional one-month extension, for a total of up to twelve (12) months to September 13, 2027, without the requirement of any further shareholder approval. The voting results were as follows:

●	Votes For: 5,288,386

●	Votes Against: 630,276

●	Abstentions: 0

Proposal 2: Trust Amendment Proposal

The shareholders approved by the affirmative vote of at least 65% of the issued and outstanding ordinary shares of the Company, an amendment to the Investment Management Trust Agreement, by and between the Company and Wilmington Trust, National Association, to conform the trust agreement to the Amended and Restated MAOA. The voting results were as follows:

●	Votes For: 5,288,386

●	Votes Against: 630,276

●	Abstentions: 0

Proposal 3: The Adjournment Proposal

A proposal by ordinary resolution to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes to approve Proposal 1 or Proposal 2. Because Proposal 1 and Proposal 2 received sufficient affirmative votes to pass, Proposal 3 was rendered moot and was not presented at the Meeting.

Item 8.01	Other Events.

Redemption of Public Shares in Connection with the Extension

In connection with the shareholder approval of Proposal 1 (Adoption of Amended and Restated MAOA Proposal) and Proposal 2 (Trust Amendment Proposal) at the Meeting, holders of the Company’s public ordinary shares were afforded the opportunity to elect to redeem their public shares for a pro-rata portion of the funds available in the Company’s trust account (the “Trust Account”).

A total of 1,866,403 public ordinary shares were validly tendered for redemption. The Company will disburse an aggregate redemption payment of approximately 20,586,425.09 (approximately $11.3 per public share) from the Trust Account to satisfy the redemptions.

Following the satisfaction of these redemptions, approximately $42,868,763.91 will remain in the Trust Account, and there will be 3,883,597 public ordinary shares remaining issued and outstanding.

Implementation of the Extension

On August 21, 2026, following shareholder approval at the Meeting, the Company is filing the Amended and Restated MAOA with the Registrar of Companies in the Cayman Islands, effectuating the extension of the date by which the Company must consummate an initial business combination to September 13, 2026, with the option to extend on a monthly basis up to September 13, 2027.

The Company continues to work toward the consummation of its previously announced business combination with MicroTouch Technology Inc. pursuant to the Merger Agreement dated January 16, 2026.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Articles and Restated Memorandum and Articles of Association effective September 11, 2024, incorporated by reference to 8-K (Ex 3.1) filed on September 12, 2024
3.2	Form of Amended and Restated Articles and Restated Memorandum and Articles of Association effective August 21, 2026, filed herewith
3.3	Form of Amendment to the Investment Management Trust Agreement, filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future Vision II Acquisition Corp.

Date: August 25, 2026	By:	/s/ Danhua Xu
	Name:	Danhua Xu
	Title:	CEO and Director

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